                                                                     EXHIBIT 3.9

                          CERTIFICATE OF INCORPORATION

                                       OF

                          OPTIMANAGMENT RESOURCES, INC.

To: The Secretary of State
    State of New Jersey

     THE UNDERSIGNED, of the age of 18 years or over, for the purposes of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

     FIRST: The name of the Corporation is OPTIMANAGEMENT RESOURCES, INC.

     SECOND: The purposes for which the Corporation is organized are:

               To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

     THIRD: The aggregate number of shares which the Corporation shall have authority to serve is 5,000, all of which are without par value.

     FOURTH: The address of the Corporation's initial registered office is Suite 402, One University Plaza, Hackensack, New Jersey 07601 and the name of the Corporation's initial registered agent at such address is Leonard Messinger, Esq.

     FIFTH: The number of directors constituting the initial board of directors shall be two; and the names and addresses of such directors are:

Name                  Address
----                  -------
James L. Mersfelder   118 Columbia Road
                      Morristown, New Jersey 07960
John R. Slapp         1209 Great Road
                      Princeton, New Jersey 08540

     SIXTH: The name and address of the sole incorporator is Reid A. Rosen, 655 Madison Avenue, New York, New York 10021.

     IN WITNESS WHEREOF, the undersigned, the sole incorporator of the Corporation, has signed this Certificate of Incorporation this March 5, 1985.


                                        /s/ Reid A. Rosen
                                        ----------------------------------------
                                        Reid A. Rosen

                             CONSENT TO USE OF NAME
                       PURSUANT TO SECTION 14A:2-2(1)(B),
                CORPORATIONS, GENERAL, OF THE NEW JERSEY STATUTES

     OPTIMANAGEMENT RESOURCES, N.V., a Netherlands Antilles corporation, hereby consents to the use of the name "Optimanagement Resources, Inc." by a corporation to be formed under the laws of New Jersey. This Consent is annexed to the Certificate of Incorporation of the Corporation to be formed.

                                        OPTIMANAGEMENT RESOURCES, N.V.


                                        By: /s/ James L. Mersfelder
                                            ------------------------------------
                                            James L. Mersfelder, President

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         OPTIMANAGEMENT RESOURCES, INC.

     Pursuant to the provisions of Section l4A:9-2(4) and Section 14A:9-4(3), Corporations, General of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

     FIRST: The name of the corporation is OptiManagement Resources, Inc.

     SECOND: The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 23rd day of August, 1990.

          Resolved, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

          "FIRST: The name of the corporation is OMR Systems Corporation".

     THIRD: The number of shares outstanding at the time of the adoption of the amendment was 4900. The total number of shares entitled to vote thereon was 100.

     FOURTH: The number of shares voting for and against such amendment is as follows:

Number of Shares Voting   Number of Shares Voting
For Amendment             Against Amendment
-----------------------   -----------------------
         -100-                      -0-

     FIFTH: The effective date of this Amendment to the Certificate of Incorporation shall be September 1, 1990.

Dated this 23rd day of August 1990.

                                        OPTIMANAGEMENT RESOURCES, INC.


                                        By: /s/ James L. Mersfelder
                                            ------------------------------------
                                            James L. Mersfelder, President

                         CERTIFICATE AND PLAN OF MERGER

                                       OF

                           OMR ACQUISITION CORPORATION

                                       AND

                             OMR SYSTEMS CORPORATION

To The Secretary of State
State of New Jersey

Pursuant to the provisions of 14A:10-4.1 of the New Jersey Business Corporation Act, it is hereby certified that:

     FIRST: The names of the merging corporations are OMR ACQUISITION CORPORATION, which is a business corporation of the State of New Jersey, and OMR SYSTEMS CORPORATION, which is a business corporation of the State of New Jersey.

     SECOND: The following is the Plan of Merger for merging OMR ACQUISITION CORPORATION with and into OMR SYSTEMS CORPORATION as approved by the directors and the shareholders entitled to vote of each of said merging corporations:

          1. OMR ACQUISITION CORPORATION and OMR SYSTEMS CORPORATION shall, pursuant to the provisions of the New Jersey Business Corporation Act, be merged with and into a single corporation, to wit, OMR SYSTEMS CORPORATION, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name OMR SYSTEMS CORPORATION pursuant to the provisions of the New Jersey Business Corporations Act. The separate existence of OMR ACQUISITION CORPORATION, which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon said effective date in accordance with the provisions of said New Jersey Business Corporation Act.

          2. The by-laws of the terminating corporation upon the effective date of the merger will be the by-laws of the surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

          3. The directors and officers in office of the terminating corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the terminating corporation.

          4. (a) Each share of common stock of the surviving corporation outstanding on the effective date of the merger shall, upon the effective date of the merger and without any action on the part of the holder thereof, be converted into the right to receive 29,035 fully paid, and nonassessable shares of Common Stock of Automatic Data Processing, Inc. (the indirect parent company of the terminating corporation), which shall, upon receipt, be validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto. After the effective date of the merger, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of OMR Systems Corporation shall be entitled, on surrender thereof to the transfer and exchange agent of Automatic Data Processing, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of Automatic Data Processing, Inc. to be exchanged for common stock of OMR Systems Corporation into which shares of Common Stock of OMR Systems Corporation so surrendered shall be converted as aforesaid. Until so surrendered, each such outstanding certificate (which prior to the effective date of the merger represented shares of Common Stock of OMR Systems Corporation) shall for all purposes evidence the ownership of the Common Stock of Automatic Data Processing into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of Automatic Data Processing, Inc. into which shares of OMR Systems Corporation shall have been converted shall be set aside by ADP and shall not be paid to holders of certificates representing such shares of Common Stock of OMR Systems Corporation until such certificates shall have been surrendered in exchange for certificates representing the Common Stock of Automatic Data Processing, Inc. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions without interest. Automatic Data Processing, Inc. shall not issue any fractional interest in shares to be exchanged for shares of Common Stock of OMR Systems Corporation in connection with the aforesaid conversion, and the value of fractional shares shall be paid in cash to the holders entitled thereto.

               (b) All shares of Common Stock of Automatic Data Processing into which shares of Common Stock of OMR Systems Corporation shall have been converted pursuant to this Plan of Merger shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of OMR Systems Corporation, as applicable, and all shares of Common Stock of OMR Systems Corporation shall be canceled.

               (c) If any certificate for shares of Common Stock of Automatic Data Processing, Inc. exchanged for shares of Common Stock of OMR Systems Corporation is to be reissued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance therefor that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that the transfer be in compliance with applicable federal and state securities laws.

               (d) The issued and outstanding shares of Common Stock of OMR Acquisition Corporation shall automatically be converted into 1000 shares of the surviving Corporation's common stock, no par value.

          5. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation and the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

          6. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation and the surviving corporation in the manner prescribed by the provisions of the New Jersey Business Corporation Act, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of New Jersey, and that they will cause to be performed all necessary acts therein and elsewhere to effect the merger.

          7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

     THIRD: The number of shares of OMR ACQUISITION CORPORATION which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 1000, all of which are of one class.

               All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is 1000. The date of said consents and approvals was May 26th, 1999.

     FOURTH: The number of shares of OMR SYSTEMS CORPORATION which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class.

               All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is 100. The date of said consents and approvals was May 25th, 1999.

     FIFTH: OMR SYSTEMS CORPORATION will continue its existence as the surviving corporation under its present name pursuant to the provisions of the New Jersey Business Corporation Act.

     SIXTH: The merger herein provided for shall become effective on May 28, 1999.

Executed on May 26th, 1999.

                                        OMR ACQUISITION CORPORATION


                                        By: /s/ James B. Benson
                                            ------------------------------------
                                            James B. Benson, President


                                        OMR SYSTEMS CORPORATION


                                        By: /s/ James L. Mersfelder
                                            ------------------------------------
                                        Name: James L. Mersfelder
                                        Title: President